Exhibit (g)(3)(iv)

EXECUTION VERSION

AMENDMENT TO

SECURITIES LENDING AGREEMENT AND GUARANTY

This AMENDMENT TO SECURITIES LENDING AGREEMENT AND GUARANTY is effective as of March 26, 2019 (the “Effective Date”), by and between THE BANK OF NEW YORK  MELLON (“Bank”) and each Investment Company listed on Exhibit A thereto, for itself and for each Series (each Investment Company and each Series is hereinafter referred to as “Lender”).

WHEREAS, Lenders and Bank have entered into a certain Securities Lending Agreement and Guaranty dated as of August 7, 2003 (as amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, Lenders and Bank desire to amend the Agreement in certain respects as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants set forth in the Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      From and after the Effective Date, Article I of the Agreement is hereby amended by deleting paragraph 9 therefrom in its entirety and substituting in lieu thereof the following: “9. “Cash Collateral” shall mean U.S. dollars and such other currencies as may be agreed in writing between Bank and Lender, from time to time.”

2.                                      From and after the Effective Date, Article I of the Agreement is hereby amended by deleting paragraph 16 therefrom in its entirety and substituting in lieu thereof the following: “16. “Government Securities” shall mean direct obligations of, or securities that are fully guaranteed as to principal and interest by the government of the U.S. or any agency of the U.S., or by the FNMA or the FHLMC and NAIC 1 rated securities, including agency RMBS pass-through securities and obligations of the Federal Farm Credit Bank.”

3.                                      From and after the Effective Date, the Agreement is hereby amended by deleting Schedule I therefrom in its entirety and substituting in lieu thereof a new Schedule I identical to that which is attached hereto as Attachment 1.

4.                                      Except as expressly amended hereby, all of the provisions of the Agreement shall continue in full force and effect; and are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Agreement to “this Agreement” (and all indirect references such as “herein”, “hereby”, “hereunder” and “hereof”) shall be deemed to refer to the Agreement as amended by this Amendment.

5.                                      This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

VOYA FUNDS, on behalf of each Investment		THE BANK OF NEW YORK MELLON
Company and each Series as listed on Exhibit
A thereto

By:	/s/ Todd Modic	By:	/s/ William P. Kelly
(Signature)		(Signature)

Name:	Todd Modic	Name:	William P. Kelly
Title:	Senior Vice President	Title:	Managing Director

		By:	/s/ Lawrence J. Mannix
(Signature)

		Name:	Lawrence J. Mannix
		Title:	Managing Director

ATTACHMENT 1

SCHEDULE 1

to

SECURITIES LENDING AGREEMENT AND GUARANTY

dated August 7, 2003

by and between THE BANK OF NEW YORK MELLON and each Investment Company listed on Exhibit A thereto, for itself and for each Series

With respect to Cash Collateral, the Agent shall re-invest the Cash Collateral in accordance with the below investment guidelines established by Voya Investments, LLC (“VIL”) and approved by the Lenders.

While the Collateral Account will be operated on a cost basis, there is no guarantee that there will not be differences from time to time between the cost and the underlying fair market value of the assets held in the Collateral Account. The cost or book value of the investment assets held in the Collateral Account and their fair market value may differ from time to time. This difference may result in a loss, which is the responsibility of the Lender.

Approved Investments may have fixed or floating interest rate provisions. Floating rate notes will reset no less frequently than quarterly. Investment in any fixed or floating rate instrument presents unique risks, which Client/Lender should evaluate independently. Bank does not guarantee and is not responsible for the availability or continued existence of a floating rate reference associated with any particular instrument.

Bank and/or Bank Affiliates may provide services with respect to Approved Investments, and may receive compensation from third parties with respect to these services. Lender consents to the retention by Bank and Bank Affiliates of such compensation.

A.                                                                                                                            APPROVED INVESTMENTS

Bank is authorized to invest and reinvest Cash Collateral in the following U.S. dollar denominated Approved Investments:

1.                                      Securities that are issued or fully guaranteed by the United States government. This includes obligations of the U.S. Treasury as well as agencies and instrumentalities and establishments of the U.S. Government. Maximum final maturity of 190 days.

2.                                      Repurchase transactions (including those entered into with Bank) (collectively “repo transactions”). No more than 30% of the portfolio may be in repo transactions that exceed 7 days in duration and have a maturity no longer than 99 days. This would include evergreen repurchase agreements with a maturity of 99 days or less. Repurchase Agreements shall be collateralized by instruments at collateralization levels as shown within Schedule I-A with a minimum 102% over- collateralization. Collateral must be marked-to-market daily. Notwithstanding the foregoing, eligible collateral shall be marked with a “Yes” on Schedule I-A hereto (as may be amended from time to time by the Funds).

3.                                      Securities, units, shares or other participations in money market funds, short term investment funds, pools or trusts, in each case registered under the Investment Company Act of 1940, as amended, (excludes unregistered funds and those managed by Bank); specified by VIL in Written Instructions (each such fund, pool or trust a “Designated Investment”).

4.                                      Commercial Paper issued by an entity organized under the laws of the United States or institutions in Canada, Australia, Japan, France, Switzerland, Great Britain, Netherlands, Sweden, Germany, Finland, Norway and Singapore. Maximum final maturity of 190 days for fixed rate/floating rate that reset monthly or more frequently. Commercial Paper does not include Asset-backed Commercial Paper.

5.                                      Notes, bonds, and other debt obligations, whether or not registered under the Securities Act of 1933, as amended. Excludes funding agreements and guaranteed investment contracts. Maximum final maturity of 190 days for fixed rate/floating rate that reset monthly or more frequently.

6.                                      Certificates of Deposit, time deposits, and other bank obligations with the exception of those issued by foreign banks, but includes institutions in Canada, Australia, Japan, France, Switzerland, Great Britain, Netherlands, Sweden, Germany, Finland, Norway and Singapore. Maximum final maturity of 190 days for fixed rate/floating rate that reset monthly or more frequently.

7.                                      Asset-Backed Commercial Paper backed by diversified receivables and repurchase-backed programs. Excludes all foreign, except institutions in Canada, Australia, Japan, France, Switzerland, Great Britain, Netherlands, Sweden, Germany, Finland, Norway and Singapore that issue bank sponsored ABCP which are permitted. Maximum final maturity of 190 days for fixed rate/floating rate that reset monthly or more frequently.

B.                                    INVESTMENT GUIDELINES

1.                                      Prohibited Investments. No investments other than those described above shall constitute Approved Investments, and prohibited investments shall include, but not be limited to

i.                               Obligations issued by the central government of any OECD country and any of their respective agencies, instrumentalities or establishments (“OECD obligations”) (This prohibition does not include United States, which is an Approved Investment)

ii.                            Obligations issued by “supranational organizations”

iii.                         Asset-backed securities (excludes Asset-backed Commercial Paper)

iv.                        Collective investment vehicles sponsored or advised by Bank or a Bank Affiliate

v.                           Common stock

vi.                        Securities and investment techniques used solely for leverage purposes

vii.                     Securities issued or guaranteed by the Funds or their affiliates

viii.                  Non-U.S. dollar-denominated securities

2.                                      Constraints & Guidelines

The restrictions contained in this Schedule I are applicable at the time of purchase. In the event that subsequent to the date of purchase any Approved Investment ceases to be in compliance with the Credit Quality restrictions set forth in Part B.3 of this Schedule I, Bank shall promptly notify VIL with the estimated loss if such Approved Investment was promptly liquidated and the Funds will determine whether to hold or liquidity the Approved Investment. Bank shall await Written Instructions from VIL directing Bank as to how to proceed.

In the event that subsequent to the date of purchase the Approved Investments in the Collateral Account fail to meet the Diversification and Concentration restrictions contained in Part B.4 of this Schedule I, Bank shall either promptly make commercially reasonable efforts liquidate such Approved Investments and to acquire Approved Investments in replacement therefor as may be necessary to meet such restrictions or increase cash collateral by transacting more loans.

3.                                      Credit Quality:

All security issuers will be rated in the highest short-term ratings category: A-1 by Standard & Poor’s, P-1 by Moody’s or F1 by Fitch. If a security issuer does not have short-term ratings then the issuer must have minimum long-term ratings of single A by Standard & Poor’s, A2 by Moody’s, or A by Fitch. Split rated securities or issuers are permitted. Obligations that are not rated will be Approved Investments if the issuer of the obligation meets the above rating criteria.

4.                                      Diversification and Concentration

•                  Direct obligations of the U.S. Government are exempt from all diversification limits in these guidelines.

•                  Obligations of each of the U.S. government agencies are limited to no more than 10% of the Collateral Account per issuer. This concentration limit does not apply to U.S. government agencies received as collateral for repurchase agreements.

•                  Repurchase agreements are limited to the lesser of 25% or $250 million of the Collateral Account per counterparty, provided that such limit shall never be less than $1 million per counterparty.

•                  Assets that are not U.S. Government Securities, Agency Debt, Agency RMBS, US Government Money Market Funds, or Repurchase Agreements are limited to no more than 70% of the Collateral Account.

•                  Investments in Designated Funds are limited to no more than 5% of the Collateral Account in any one Designated Fund and 10% of the Collateral Account in aggregate for all Designated Funds combined.

•                  Commercial Paper is limited to the greater of 3% or $1 million per issuer, and is limited to no more than 30% of the Collateral Account.

•                  The Funds will provide and amend from time to time a list of prohibited programs, such as ones with only one dealer.

•                  Notes, bonds, and other debt obligations are limited to the greater of 3% or $1 million per issuer, and is limited to no more than 30% of the Collateral Account.

•                  Certificates of Deposit, time deposits, and other bank obligations are limited to the greater of 3% or $1 million per issuer, and is limited to no more than 50% of the Collateral Account.

•                  Asset-Backed Commercial Paper is limited to the greater of 3% or $1 million per issuer, and is limited to no more than 30% of the Collateral Account.

•                  Weighted Average Life (WAL) of the portfolio is limited to 120 days. For purposes of such calculation investments in Designated Funds shall have a life of 1 day. WAL is based on final maturity.

•                  Weighted Average Maturity (WAM) is limited to 60 days. For purposes of such calculation investments in Designated Funds shall have a life of 1 day. WAM is based on the shorter of final maturity or days to reset for floating obligations.

•                  Target 20% of the portfolio to overnight maturities. For purposes of this calculation investments in Designated Fund shall be an overnight maturity.

•                  Illiquid Assets are not permitted. These are defined as repurchase agreements with a maturity greater than 99 days and time deposits having a maturity greater than 7 days. Repurchase agreements with a maturity at the time of purchase greater than 7 days, but no longer than 99 days are permitted up to 30% of the portfolio. This 30% limit would include evergreen repurchase agreements with a maturity of 99 days or less.

C.                                    RISK OF LOSS FOR CERTAIN REPURCHASE TRANSACTIONS

Notwithstanding any other provision of the Agreement, if for any reason a counterparty to any Repurchase Transaction (as defined below) entered into by Bank, as buyer, on behalf of Lender pursuant hereto shall fail to redeliver to Bank the Repurchase Price upon the termination of such Repurchase Transaction (i.e., the Repurchase Date) as and when required, Bank shall promptly sell the Purchased Securities held by Bank in respect of such Repurchase Transaction in a commercially reasonable manner and immediately deposit the proceeds of such sale (“Proceeds”) to the Collateral Account of Lender. If the Proceeds are less than the Repurchase Price required to have been redelivered by the counterparty to Bank on the Repurchase Date, Bank shall, at Bank’s cost and expense, promptly deposit the amount of such difference to the Collateral Account. The term “Repurchase Transaction” means each transaction entered into between Bank, as agent for Lender in accordance with these Investment Guidelines, and a counterparty under the terms of a Repurchase Agreement pursuant to which the counterparty initially transfers securities to Bank (the “Purchased Securities”), for the account of Lender and Bank transfers cash to the counterparty (the “Purchase Price”). Lender agrees, without the execution of any documents or the giving of any notice, that Bank is and will remain subrogated to all of Lender’s rights under the relevant Repurchase Agreement to the extent of any payment, loss or expense or credit by Bank pursuant hereto including, but not limited to, Lender’s rights with respect to Purchased Securities held in respect of any such Repurchase Transaction. Lender agrees to execute and deliver to Bank such documents as Bank may reasonably require and otherwise to co-operate reasonably with Bank to effectuate the forgoing subrogation. If for any reason Bank cannot assert any such rights and remedies against the counterparty to any such Repurchase Transaction and/or its successors and assigns in its own right, Lender shall, at the expense of Bank, file and prosecute such complaints and lawsuits and take such action as Bank may reasonably request in connection with the recovery of any such payment, loss or expense and shall otherwise reasonably cooperate with Bank in any such claim or litigation.

SCHEDULE I-A: ACCEPTABLE COLLATERAL FOR REPURCHASE REINVESTMENTS

	Yes/No	Collateralization
CASH	Yes	100%

U.S. TREASURIES
BILLS	Yes	102%
BONDS	Yes	102%
NOTES	Yes	102%
STRIPS	Yes	102%
SYNTHETIC TREASURIES	No	—
(e.g.CATS,COUGRS,TIGRS)
TIPS	Yes	102%

AGENCY DEBENTURES
FAMC (Fed Agriculture Mtge Corp)	No	—
FCFAC (Farm Credit Finan. Asst.)	No	—
FFCB (Farm Credit System Banks)	Yes	102%
FmHA (Farmers Home Admin.)	No	—
FHLB (Federal Home Loan Banks)	Yes	102%
FHLMC (Federal Home Loan Mtge)	Yes	102%
FICO (Financing Corporation)	No	—
FLBB (Federal Land Bank Bonds)	No	—
FNMA (Federal Nat’l Mtge Corp)	Yes	102%
REFCO (Resolution Funding Corp)	No	—
SLMA (Student Loan Mtge Corp)	No	—
TVA (Tennessee Valley Authority)	No	—
USPS (U.S. States Postal Service)	No	—
AGENCY STRUCTURED NOTES	No	—
		—
INTERNATIONAL AGENCIES		—
ADBB (Asian Development Bank)	No	—
AFDB (African Development Bank)	No	—
IADB (Inter-American Dev. Bank)	No	—
IFCO (International Finance Corp)	No	—
WLDB (World Bank)	No	—
WLDB (World Bank)	No

GNMA
TRUST RECEIPTS	Yes	102%
GNMA I/II-SINGLE FAMILY	Yes	102%
GNMA I/II-OTHERS-FIXED RATE	Yes	102%
GNMA I/II OTHERS-ADJUST. RATE	Yes	102%

AGENCY MORTGAGE BACKS
TRUST RECEIPTS	Yes	102%
PASS THROUGHS-FIXED RATE	Yes	102%
PASS THROUGHS-ADJUST. RATE	Yes	102%
MBS STRIPS (IO,PO,RECOMB)	No	—

AGENCY REMICS/CMOS
REMIC TYPES:
RESIDUALS	No	—
INVERSE IO FLOATERS	No	—
IOETTES	No	—
INTEREST ONLY (IO)	No	—
PRINCIPAL ONLY (PO)	No	—
INVERSE FLOATERS	No	—
SUPER FLOATERS	No	—
COMPANION FLOATERS	No	—
SEQUENTIAL FLOATERS	No	—
PAC & OTHER SEQUENTIAL FLOATER	No	—
Z BONDS	No	—
COMPANION BONDS	No	—
SEQUENTIAL BONDS	No	—
TAC BONDS	No	—
PAC & OTHER SCHEDULED BONDS	No	—

CORPORATES
Investment Grade (>BBB-)	Yes	105%